EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (No. 333-256458, No. 333-217793, No. 333-190646, No. 333-168761, No. 333-168760, No. 333-168758, No. 333-159935, No. 333-142742, No. 333-91682, and No. 333-31366) on Form S-8 and (No. 333-159127) on Form S-3 of our report dated February 28, 2023, with respect to the consolidated financial statements of HNI Corporation and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
Chicago, Illinois
February 28, 2023